Exhibit 99.1

Washington Prime Group Receives NYSE Continued Listing Standard Notice

COLUMBUS, OH – May 4, 2020 – Washington Prime Group Inc. (NYSE: WPG) today announced that on April 28, 2020, it received notice from the New York Stock Exchange (NYSE) that the Company does not presently meet certain NYSE continued listing standards which require the Company to maintain a minimum average closing price of $1.00 per share over a period of 30 consecutive trading days.

Washington Prime Group plans to notify the NYSE of its intent to cure the deficiency and return to compliance with the NYSE continued listing requirements within the required cure period. Under the NYSE rule filing effective April 21, 2020, the Company has until January 1, 2021 to regain compliance. The Company can regain compliance at any time during the cure period if on the last trading day of any calendar month during the cure period, WPG common stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month or on the last day of the cure period.

The Company is reviewing all available alternatives to return to compliance with the NYSE continued listing standards, including, if necessary, potentially implementing a reverse stock split, subject to appropriate approvals.

During the cure period, the Company's common shares will continue to trade on the NYSE, subject to compliance with other continued listing requirements.

The notice does not affect the Company's business operations, or its Securities and Exchange Commission reporting requirements, and does not conflict with or cause an event of default under any of the Company's material debt agreements.

About Washington Prime Group

Washington Prime Group Inc. is a retail REIT and a recognized leader in the ownership, management, acquisition and development of retail properties. The Company combines a national real estate portfolio with its expertise across the entire shopping center sector to increase cash flow through rigorous management of assets and provide new opportunities to retailers looking for growth throughout the U.S. Washington Prime Group® is a registered trademark of the Company. Learn more at www.washingtonprime.com.

Contacts

Lisa A. Indest, CAO & EVP, Finance, 614.887.5844 or lisa.indest@washingtonprime.com.

Kimberly A. Green, VP, Investor Relations & Corporate Communications, 614.887.5647 or kim.green@washingtonprime.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of Washington Prime Group Inc. (“WPG”) concerning the proposed transactions, the anticipated consequences and benefits of the transactions and the targeted close date for the transactions, and other future events and their potential effects on WPG, including, but not limited to, statements relating to anticipated financial and operating results, the Company’s plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,” “confident,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of WPG’s management, and involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of WPG to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, without limitation: changes in asset quality and credit risk; ability to sustain revenue and earnings growth; changes in political, economic or market conditions generally and the real estate and capital markets specifically; the impact of increased competition; the availability of capital and financing; tenant or joint venture partner(s) bankruptcies; the failure to increase store occupancy and same-store operating income; risks associated with the acquisition, disposition, (re)development, expansion, leasing and management of properties; changes in market rental rates; trends in the retail industry; relationships with anchor tenants; risks relating to joint venture properties; costs of common area maintenance; competitive market forces; the level and volatility of interest rates; the rate of revenue increases as compared to expense increases; the financial stability of tenants within the retail industry; the restrictions in current financing arrangements or the failure to comply with such arrangements; the liquidity of real estate investments; the impact of changes to tax legislation and WPG’s tax positions; losses associated with closures, failures and stoppages associated with the spread and proliferation of the COVID-19 (coronavirus) outbreak; to qualify as a real estate investment trust; the failure to refinance debt at favorable terms and conditions; loss of key personnel; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; possible restrictions on the ability to operate or dispose of any partially-owned properties; the failure to achieve earnings/funds from operations targets or estimates; the failure to achieve projected returns or yields on (re)development and investment properties (including joint ventures); expected gains on debt extinguishment; changes in generally accepted accounting principles or interpretations thereof; terrorist activities and international hostilities; the unfavorable resolution of legal or regulatory proceedings; the impact of future acquisitions and divestitures; assets that may be subject to impairment charges; significant costs related to environmental issues; changes in LIBOR reporting practices or the method in which LIBOR is determined; and other risks and uncertainties, including those detailed from time to time in WPG’s statements and periodic reports filed with the Securities and Exchange Commission, including those described under “Risk Factors”. The forward-looking statements in this communication are qualified by these risk factors. Each statement speaks only as of the date of this press release and WPG undertakes no obligation to update or revise any forward-looking statements to reflect new information, subsequent events or circumstances. Actual results may differ materially from current projections, expectations, and plans, if any. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

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